   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the caption "Experts" in the Statement of Additional Information included in Pre-Effective Amendment Number 3 to the Registration Statement (Form N-2, 333-120391), and to the inclusion of our report dated April 12, 2005 on the financial statements of RMR Preferred Dividend Fund as of April 11, 2005.

                                            /s/ ERNST & YOUNG LLP


Boston, Massachusetts
April 12, 2005